UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   April 25, 2007
                                                 ____________________________


                       First Keystone Financial, Inc.
_____________________________________________________________________________
          (Exact name of registrant as specified in its charter)



Pennsylvania                           000-25328                   23-2576479
_____________________________________________________________________________
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                         Identification No.)


22 West State Street, Media, Pennsylvania                               19063
_____________________________________________________________________________
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code   (610) 565-6210
                                                   __________________________


                                Not Applicable
_____________________________________________________________________________
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
           ____________________________________________________________________

           (a)  Not applicable.

           (b)  Not applicable.

           (c)  Not applicable.

           (d) Effective April 25, 2007, Mr. Nedret Vidinli was appointed to the Boards of Directors of First Keystone Financial (the "Company") and its wholly owned subsidiary, First Keystone Bank. In connection with the completion in December 2006 of the private placement (the "Private Placement") of 400,000 shares of the common stock of the Company, the Company agreed to appoint, subject first to the receipt of the non-objection of the Office of Thrift Supervision, Mr. Vidinli to its Board of Directors as well as that of the Bank. The description of the foregoing agreement is qualified in its entirety by reference to the letter dated December 11, 2006 attached hereto as
                Exhibit 10.1, which is incorporated herein by reference.
                The OTS informed the Company of its non-objection to Mr. Vidinli's appointment on April 19, 2007.

                Mr. Vidinli was appointed to the class of directors whose term expires at the 2010 Annual Meeting of Stockholders of the Company.

                As of the date hereof, no determination has been made as to which committees of the Board of Directors of the Company Mr. Vidinli will be appointed to.

                In connection with the Private Placement, Financial Stocks Capital Partners IV L.P. ("FSCP") purchased 221,515 shares of common stock of the Company. Mr. Vidinli serves as Vice President and Senior Analyst of Finstocks Capital Management IV, LLC ("Finstocks"). Finstocks is the general partner and portfolio manager of FSCP. FSCP paid $16.00 per share for the shares of common stock purchased in the Private Placement, the same price paid by all non-affiliates for the common stock sold in the Private Placement, for a total cost of approximately $3.54 million. Other then the foregoing, the Company has neither engaged in any transaction with Mr. Vidinli since January 1, 2006 nor, as of the date hereof, does it propose to engage in any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

           (e)  Not applicable.

           (f)  Not applicable.




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ITEM 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal
           Year
           __________________________________________________________________

          (a) Effective April 25, 2007, the Board amended Section 7.1 of the Company's Amended and Restated Bylaws to increase the maximum number days between the record date established to determine stockholders entitled to receipt of a dividend and the payment date thereof from 50 days to 90 days as permitted by the Pennsylvania Business Corporation law. Section
     7.1 of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and the description of the amendment is qualified in its entity by reference to the amended Section 7.1 attached hereto as Exhibit 3.1 which is incorporated herein by reference.


ITEM 9.01  Financial Statements and Exhibits
           _________________________________

           (a)  Not applicable.

           (b)  Not applicable.

           (c)  Not applicable.

           (d)  Exhibits

           The following exhibits are filed herewith.

     Exhibit Number       Description
     ___________________  ___________________________________________________

       3.1 Section 7.1, as amended, of the Company's Amended and Restated Bylaws.

      10.1                Letter dated December 11, 2006(1)

______________
(1) Incorporated by reference from Exhibit 10.1 of the Company's Current Report on Form 8-K filed on December 20, 2006.



















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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST KEYSTONE FINANCIAL, INC.



Date:  April 30, 2007           By: /s/Rose M. DiMarco
                                    ________________________
                                    Rose M. DiMarco
                                    Chief Financial Officer





















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